UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                       January 18, 2003


                    Auto Data Network Inc.
    (Exact name of registrant as specified in its charter)

     Delaware                              13-3944580
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State of Incorporation                 IRS Employer ID No.

The Forsythe Centre, Lamberts Road
Tunbridge Wells, Kent, UK
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Address of principal Executive Offices       Zip Code


Registrant's Telephone Number   011 44 1892 511 566



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Item 2.  Acquisition or Disposition of Assets

ACQUISITION OF AUTOMATRIX (UK) LIMITED
--------------------------------------
On January 23, 2003, Auto Data Network acquired all of the outstanding shares of stock of AutoMatrix UK Limited, ("Automatrix"), a registered in England and based in East
Yorkshire. The terms of the agreement are subject to a confidentiality agreement which is reflected in the Share Sale
Agreement executed between the parties.

Established in 1999, Automatrix is an automotive retailer based in northeastern England. AutoMatrix seeks to market itself as a low cost, independent, flexible and portable vehicle retail format which seeks to achieve a high level of customer satisfaction. AutoMatrix seeks to blend technology with the essential ingredients of the more traditional sales route, - "clicks and mortar," to give its customers maximum choice and value.

No physical stock of automobiles is maintained by AutoMatrix which maximizes the extent of choices for consumers while keeping overhead costs to a minimum. Customers are assured of getting exactly the automobile they want through consultation with an independent vehicle sales expert who is impartial and independent of any one automobile maker or brand. Maximum value is assured through the effective 'buy to order' policy substantially reducing the costs of stocking and the subsequent premises and people costs. All vehicles are fully inspected prior to purchase and are fully warranted. AutoMatrix also offers a comprehensive range of financial products and services together with part exchange facilities.


ACQUISITION OF MAM SOFTWARE LTD.
--------------------------------
On January 18, 2003, a Share Sale Agreement was executed relating to the acquisition by Auto Data Network of the entire Share Capital of MAM Software Ltd, ("MAM") a company registered in England and based in Sheffield, South Yorkshire. MAM are a systems and software implementation and development company with an annual revenue base in excess of $13,000,000 and with employees of 150 over four locations in the British Isles and one in California, USA. Under the terms of the agreement, Auto Data Network shall provide consideration for the entire outstanding shares of MAM of to the shareholders of MAM, valued at GBP 2,500,000 Sterling Pounds by way of an issuance of 2,000,000 restricted shares of common stock of Auto Data Network. Completion of the transaction is scheduled to occur not later than 28 days after the date of the Agreement. An additional payment of GBP 2,500,000 Sterling Pounds shall be made to the shareholders of MAM within six (6) months after the completion date.

MAM Software is a supplier of computer software and systems within the automotive aftermarket and marine trade. It provides a complete range of products covering all aspects of sales, stock and purchase control linked to a full range of accounting systems. These systems apply to Motor/Marine Factors and Distributers, Parts Retailers and Garages. MAM Software offers a service that covers installation of new computer systems followed
by comprehensive support and maintenance.   Its range of software
products are known as "Auto Part", a complete system for whosesalers and retailers, "Auto Work", a computer system for garages and workshops, "Auto cat", a stand alone electronic catalogue, and "Autonet" a service for establishing and maintaining a presence on the world wide web. MAM Software currently maintains four sites in the United Kingdom and Republic of Ireland. It is considered a preeminent system supplier to the Automotive Parts Aftermarket.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

At this time, it is impractical to file the requisite financial statements and pro forma financial information required. The Company expects to file such statements and information within sixty (60) days of the date when this Form 8-K is due to be filed.

Exhibits

          10.1      SHARE SALE AGREEMENT relating to MAM Software Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2003

Auto Data Network, Inc.

/s/ Christopher Glover
-----------------------
By: Christopher Glover
President